EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated February 10, 2004, with respect to the consolidated financial statements and schedule of Cornerstone Income Realty Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission in the Current Report on Form 8-K/A dated December 27, 2004 of Colonial Properties Trust.

We also consent to the incorporation by reference of our report dated February 10, 2004, with respect to the consolidated financial statements and schedule of Cornerstone Income Realty Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission in the following registration statements and related prospectus of Colonial Properties Trust:

•	Form S-8 related to certain restricted shares and stock options filed on September 29, 1994

•	Form S-8 related to the Non-Employee Trustee Share Plan filed on May 15, 1997

•	Form S-8 related to the Employee Share Purchase Plan filed on May 15, 1997

•	Form S-8 related to changes to First Amended and Restated Employee Share Option and Restricted Share Plan and Non-Employee Trustee Share Option Plan filed on May 15, 1997

•	Form S-3 related to Shelf Registration filed November 20, 1997

•	Form S-3 related to the Dividend Reinvestment Plan filed on April 11, 1995, as amended

•	Form S-8 related to the registration of common shares issuable under the Colonial Properties Trust 401(k)/Profit-Sharing Plan filed on October 15, 1996

•	Form S-8 related to the second amended and restated employee share option and restricted share plan filed on July 31, 1998

•	Form S-3 related to the dividend reinvestment share plan filed October 23, 2000

•	Form S-3 related to the registration of common shares issuable under the Colonial Realty Limited Partnership Executive Unit Purchase Program filed on February 6, 2001

•	Form S-3 related to the registration of common shares issuable under the Colonial Properties Trust Dividend Reinvestment and Share Purchase Plan filed on October 30, 2002

•	Form S-3 related to the Shelf Registration filed on May 9, 2003.

/s/ Ernst & Young LLP

December 23, 2004
Richmond, Virginia